EFFECTIVE NOVEMBER 2, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 2, 2004

Key Tronic Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington	99216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 928-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 2, 2004, the Company granted 4,930 stock options to each of the following non-employee directors of the Company: Dale F. Pilz, Wendell J. Satre, Yacov A. Shamash, Patrick Sweeney and William E. Terry. These option grants were made pursuant to the Amended and Restated 1990 Stock Option Plan for “Non-Employee Directors”. The options have an exercise price of $3.40 per share, the fair market value on the date of grant.

The form of stock option agreement used to evidence the stock option grants to the non-employee directors is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The form contains all of the material terms and conditions of the stock option grants, other than the grantee’s name, the date of grant, the number of options subject to the grant, and the exercise price per share.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
10.1	Form of Stock Option Agreement under the Key Tronic Corporation Amended and Restated 1990 Stock Option Plan for “Non-Employee Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION
(Registrant)

Date: November 3, 2004
	By:	/S/ Ronald F. Klawitter
Ronald F. Klawitter, Executive Vice President of Administration and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Form of Stock Option Agreement under the Key Tronic Corporation Amended and Restated 1990 Stock Option Plan for “Non-Employee Directors”